EXHIBIT 5.1

Davidoff Malito & Hutcher LLP

605 Third Avenue

New York, NY 10158

Tel: (212) 557-7200

Fax: (212) 286-1884

April 26, 2012

Blue Earth, Inc.

2298 Horizon Ridge Parkway

  Suite 205

Henderson, Nevada  89052

Re:	Blue Earth, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Blue Earth, Inc.. (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 9,601,678 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as follows:  (i) 3,934,209 shares issuable under the Blue Earth, Inc. 2009 Equity Incentive Plan (the “Plan”); (ii) 587,791 shares issuable upon the exercise of options that have been previously granted under the Plan; (iii) 4,500,000 shares underlying Warrants granted to Laird Q. Cagan, Dr. Johnny Thomas and John Francis, the principal executive officers and directors of the Company and their assignees; (iv) 100,000 Shares issued to Laird Q. Cagan upon his election to the Board of Directors, (v) 29,678 Shares issued to an independent contractor for services rendered; and (vi) an aggregate of 900,000 shares issuable upon the exercise of Warrants granted to D. Jason Davis (716,400) and Joseph Patalano (183,600) in connection with the amendment of their employment contracts, including any Shares to be offered for resale by the selling stockholders listed in the reoffer prospectus contained in the Registration Statement.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Plan document, the Registration Statement, the Company’s Articles of Incorporation, as amended, Bylaws, as amended, and the corporate actions of the

Company that provide for the adoption of the Plan, the reservation of the Shares for issuance by the Company thereunder, and we have made such other investigation as we have deemed appropriate.  We have not independently established any of the facts so relied on. We have also assumed that all of the Shares eligible for issuance under the Plan following the date hereof will be issued for not less than par value.

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the laws of the State of New York, including the statutory provisions and all applicable provisions of the New York Constitution and the reported judicial decisions interpreting those laws.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The foregoing opinions are rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act with respect to the Shares , such Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davidoff Malito & Hutcher LLP
DAVIDOFF MALITO & HUTCHER LLP